UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

RAPT Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38997	47-3313701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

561 Eccles Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 489-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by RAPT Therapeutics, Inc., a Delaware corporation (the “Company” or “RAPT Therapeutics”), with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2026, the Company is party to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, GlaxoSmithKline LLC, a Delaware limited liability company (“Parent”), Redrose Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and, solely for purposes of providing a guaranty pursuant to Section 8.11 of the Merger Agreement, GSK plc, a public limited company organized under the laws of England and Wales (“Ultimate Parent” or “GSK”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on February 2, 2026, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $58.00 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes.

The Offer expired at one minute following 11:59 P.M., Eastern Time, on March 2, 2026 (such date and time, the “Expiration Time”) and was not extended. Citibank N.A., as depositary for the Offer, advised the Company that approximately 30,137,567 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 93.36% of the then outstanding Shares. Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied. Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time and payment for such Shares has been or will be made promptly in accordance with the terms of the Offer.

Following the completion of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, on March 3, 2026, Parent, Purchaser and the Company, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a vote of the Company’s stockholders, effected a merger of Purchaser with and into the Company (the “Merger”), with the separate corporate existence of Purchaser ceasing and the Company surviving the Merger under the name “RAPT Therapeutics, Inc.” as a direct wholly owned subsidiary of Parent, pursuant to the Merger Agreement (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties), (b) held by the Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, (c) by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Section 262 of the DGCL, or (d) irrevocably accepted for purchase in the Offer) was converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding of taxes.

In addition, as of the Effective Time:

(a)

each option to purchase Shares (an “Option”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, other than a 2025 Option (as defined below), was automatically accelerated and became fully vested and exercisable, then was automatically canceled and converted into the right to receive, for each Share underlying such Option, a cash amount equal to the excess of (x) the Merger Consideration over (y) the exercise price payable per Share under such Option, if any (the “Option Consideration”);

(b)

each restricted stock unit of the Company (an “RSU”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, other than any 2025 RSU (as defined below), was automatically canceled and converted into the right to receive a cash amount equal to the Merger Consideration for each Share underlying such RSU (the “RSU Consideration”);

(c)

each Option that was unvested as of immediately prior to the Effective Time and granted to an employee of the Company after March 1, 2025 (a “2025 Option”), was automatically canceled and converted into the right to receive a cash amount equal to the Option Consideration for each Share underlying each corresponding

2025 Option (the “Converted Option Cash Consideration”). Each holder’s right to receive the Converted Option Cash Consideration is subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) applicable to the corresponding 2025 Option immediately prior to the Effective Time; save that 50% of the Converted Option Cash Consideration vested and became payable on the closing date of the Merger (the “Closing Date”) and 50% of the Converted Option Cash Consideration will vest and become payable on the date that is the earlier of (i) nine months following the Closing Date and (ii) the date such holder experiences an Involuntary Termination (as defined in the Merger Agreement); and

(d)

each RSU that was unvested as of immediately prior to the Effective Time and granted to an employee after March 1, 2025 (a “2025 RSU”) was automatically canceled and converted into the right to receive a cash amount equal to the RSU Consideration for each corresponding Share issuable in settlement of such 2025 RSU (the “Converted RSU Cash Consideration”). Each holder’s right to receive the Converted RSU Cash Consideration is subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) applicable to the corresponding 2025 RSU immediately prior to the Effective Time; save that, 50% of the Converted RSU Cash Consideration vested and became payable on the Closing Date and 50% will vest and become payable on the date that is the earlier of (i) nine months following the Closing Date and (ii) the date such holder experiences an Involuntary Termination (as defined in the Merger Agreement).

At the Effective Time, each outstanding warrant to purchase Shares (a “Warrant”) outstanding and unexercised as of immediately prior to the Effective Time (excluding, for the avoidance of doubt, any Warrant to the extent the holder thereof has elected a cashless exercise of such Warrant prior to the Effective Time) was automatically converted into the right to receive cash, without any interest thereon, in an amount equal to (i) the total number of Shares subject to such Warrant immediately prior to the Effective Time, multiplied by (ii) the excess of (x) the Merger Consideration over (y) the exercise price per Share under such Warrant.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

As described in the Introductory Note above, on March 3, 2026, Purchaser irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. On March 3, 2026, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a direct wholly owned subsidiary of Parent.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger was consummated and (ii) requested that Nasdaq (A) halt trading of and delist the Shares effective before the opening of trading on March 3, 2026, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on March 3, 2026, a change in control of the Company occurred. At the Effective Time, the Company became a direct wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, at the Effective Time (i) each of Brian Wong, Michael Giordano, Mary Ann Gray, Linda Kozick, Lori Lyons-Williams, Scott Braunstein and Ashley Dombkowski resigned from his or her respective position as a member of the Company’s board of directors, including from any and all committees thereof, and (ii) Kevin Ryan and Justin Tze-Chieh Huang, each a director of Purchaser immediately prior to the Effective Time, became directors of the Company.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the Effective Time, were removed as officers of the Company. Following the Effective Time, the officers of the Company are as follows: Kevin Ryan as Vice President and Treasurer, Justin Tze-Chieh Huang as President and Secretary and Hatixhe Hoxha as Assistant Secretary. Biographical and other information with respect to Kevin Ryan, Justin Tze-Chieh Huang and Hatixhe Hoxha is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent on February 2, 2026 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety in the forms filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 19, 2026, by and among RAPT Therapeutics, Inc., GlaxoSmithKline LLC, Redrose Acquisition Co. and, solely for purposes of Section 8.11 thereto, GSK plc (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by RAPT Therapeutics, Inc. on January 20, 2026 (File No. 001-38997)).

3.1*	Second Amended and Restated Certificate of Incorporation of RAPT Therapeutics, Inc.

3.2*	Second Amended and Restated Bylaws of RAPT Therapeutics, Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPT Therapeutics, Inc.

Date: March 3, 2026	By:	/s/ Brian Wong, M.D., Ph.D.
Brian Wong, M.D., Ph.D.
President and Chief Executive Officer